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                                                                  EXHIBIT 10(26)



English version rules over Ukrainian version of the contract.
Ukrainian version is omitted.


                          STOCK SALE-PURCHASE CONTRACT

This Stock Sale-Purchase Contract (hereinafter - "Contract") is entered into in the city of Kyiv, Ukraine, on this day of July 25, 2002 by and between:

LATERAL VECTOR RESOURCES INC., a legal entity properly registered and acting under the laws of the province of New Brunswick, Canada, and located at the city of Fredricton, New Brunswick, Canada (hereinafter - "Buyer"), through Mr. Vincent McDonnell (Chief Commercial Officer) authorized by a resolution of the sole director of the company,

                                      And

NORTHERN INDUSTRIAL DEVELOPMENT LTD., a legal entity properly registered and acting under the laws of the province of Alberta, Canada, located at: Rocky Dale Rombs, 9515-97 Street, Morinville, Alberta, Canada T8R 1H4 (hereinafter - "Seller"), through its President Mr. Rocky Rombs, acting on the basis of a Charter.

Seller and Buyer may also collectively be referred to as the "Parties", and individually as a "Party".

WHEREAS Seller is willing to sell, and Buyer is willing to purchase the shares of the Closed Joint Stock Company "IPEC" whose legal address is Ukraine, City of Kyiv, 32 Panfilivtsiv St., EDRPOU Code 30057276 (hereinafter - "IPEC") a share issuance of which is registered by the Department of State Securities and Stock Market Commission in the City of Kyiv and Kyiv Oblast on March 16, 1999 (Certificate of Issuance of Securities No. 214/10/1/99).

The Parties hereby agree as follows:

                         ARTICLE 1. SUBJECT OF CONTRACT

1.1. The Seller shall sell to Buyer Twenty One (21) common registered IPEC's shares, with a face value of Five Hundred (500) Hryvnia per share (hereinafter - "Shares") and receive


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     from Buyer payment for these Shares.

1.2. The Buyer shall accept the Shares and remit payment for them.


       ARTICLE 2. CONTRACT PRICE AND PROCEDURE OF PAYMENT FOR THE SHARES

2.1. The Seller shall pay Buyer US$50,000 (Fifty Thousand US dollars) for the Shares which proceeds shall be transferred by Buyer to the Seller in the following manner:

2.1.1. Twenty Five Thousand (US$25,000) US Dollars shall be placed by Buyer in escrow with the Seller's legal counsel within three (3) banking days of the day of execution of this Contract, and may be transferred by said legal counsel to the Seller only after the Seller provides the Buyer with all documents necessary to prove that the Seller's representative named herein is authorized by the Seller to enter into this Contract, which documents shall be in the format satisfactory to the Buyer;

2.1.2. Another Twenty Five Thousand (US$25,000) US Dollars shall be placed by Buyer in escrow with the Seller's legal counsel within five (5) days of the day when the Seller provides Buyer with all documents described in Item 2.1.1 herein, and which funds may be transferred by said legal counsel to the Seller only upon Sellers' full and proper performance of its obligations regarding transfer of shares as set forth in
          Article 3 herein which performance shall be evidenced by a written notice of the Buyer.


                         ARTICLE 3. TRANSFER OF SHARES

3.1. Seller shall, within five (5) days from the date when IPEC issues it a share certificate for the Shares owned by the Seller, undertake all necessary actions to fully and properly transfer


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     the Shares to the Buyer and register transfer of ownership thereon in a manner acceptable to the Buyer and in accordance with applicable legislation.

3.2. Buyer shall acquire an ownership interest in the Shares at the time of execution of this Contract.


                           ARTICLE 4. CONFIDENTIALITY

4.1. All information regarding the Contract, the Parties and contents hereof shall be deemed confidential information (hereinafter - "Confidential Information"). The Parties undertake not to disclose, distribute or transfer Confidential Information to anyone, with the exception of their officials, employees, auditors and legal advisors, for whom such information may be necessary, and unless such disclosure is approved by the other Party to the Contract or directly required by legislation. In the event that disclosure of the Confidential Information is required by applicable legislation, the disclosing Party shall:

4.1.1. immediately after such requirement becomes known, notify the other Party about this in writing;

4.1.2. provide the other Party with any opportunities to challenge the requirement on disclosure of Confidential Information and take all necessary preventative actions before any Confidential Information is revealed;

4.1.3. disclose the Confidential Information only in the scope required by the applicable legislative provisions and only to the person or persons set forth by such provisions; and

4.1.4. make all efforts to ensure non-disclosure of Confidential Information by the recipient to any third parties.

4.2. The provisions of this Article 4 shall remain in effect for ten (10) years after termination of the Contract.



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                            ARTICLE 5. ARBITRATION

5.1. Any disputes and disagreements that arise from performance of this Contract shall be resolved by the Parties through negotiations and mutual agreement.

5.2. In the event that it is impossible to resolve a dispute by mutual agreement, any such dispute, controversy or claim arising out of or relating to the Contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL arbitration Rules as in force on the date hereof.

5.3. The arbitration shall take place in the city of London, England. The appointing authority shall be the London Court of International Arbitration (hereinafter -- "LCIA"). The dispute will be decided by three arbitrators, one of whom shall be appointed by the Seller, the second -- by the Buyer, and the third -- by the LCIA.

5.4. The dispute shall be heard in the English language. All submissions and awards related to the arbitration hereunder shall be made in the English language.

5.5. LCIA's jurisdiction is exclusive. The Parties do not have a right to give any dispute arising from the Contract for review to any body other than set forth here in this Article 5.

                            ARTICLE 6. FORCE MAJUER

6.1. If any of the Parties does not perform or improperly performs its obligations under the Contract due to the effect of the Force Majuer, such Party shall be exempt from the liability for such non-performance or improper performance for the duration of the Force Majuer circumstances.

6.2. Force Majuer is an Act of God, military actions and armed conflicts, officially announced state of emergency, changes of the legislation that make impossible performance of the Contract by the Parties, acts of governmental bodies and other events of exceptional and inevitable character unforeseeable at the time of conclusion of the Contract and impossible to prevent by

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     means available to the Parties. The effect of such circumstances must be validated by the Chamber of Commerce of the country where the Force Majuer occurred.

6.3. The Party that is unable to perform an obligation under the Contract must inform the other party about such occurrence and the termination of the Force Majuer within 24 hours from the moment of such occurrence or termination. If such notice is not sent within this term, the Party that should have sent it will be liable for losses incurred by the other Party which are the result of failure to send such notice.

6.4. Implementation of the Force Majuer is not a basis for the unilateral early breach of the Contract. In the event that the Force Majuer circumstances last for more than thirty (30) days the Parties will meet to reach an agreement on further actions. However, if the Parties are unable to reach an agreement within one (1) month from the day of the first meeting, the dispute regarding the breach of the Contract and related claims of the Parties will be brought to arbitration pursuant to the provisions of the Article 5 hereof.

               ARTICLE 7. EFFECT AND TERMINATION OF THE CONTRACT

7.1. This Contract shall become effective at the time of its execution by the Parties remain in effect until full performance by each of the Parties of its obligations and rights as set forth herein.

7.2. Notwithstanding the foregoing, this Contract may be terminated at any time upon a written consent of both Parties.

                      ARTICLE 8. LIABILITY OF THE PARTIES

8.1. In the event of default or improper performance by either of the Parties of its obligations under the Contract, the Party in default under the Contract shall reimburse the other Party in full

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     any damages incurred by other Party as result of the default or improper performance, including lost profits.

8.2. Notwithstanding the provisions of the Item 8.1 herein, in the event Seller delay a performance of, or completely fails to perform, its obligation set forth in the Item 3.1 hereof, Seller shall pay Buyer a fine of Fifty Thousand (50,000) US dollars, and Buyer shall have a right, but not an obligation, for a unilateral early termination of this Contract, as well as may claim return of any funds previously paid under this Contract and reimbursement of any damages.

8.3. In the event that provisions of Article 6 hereunder are violated, including therein the procedure for approval of Confidential Information disclosure, the Party guilty of such violation shall reimburse the other Party any and all expenses incurred as a result of the guilty Party's breach, and also pay the other Party a penalty of Five Thousand (5,000) US dollars.


                            ARTICLE 9. MISCELLANEOUS

9.1. The Contract shall be governed by the laws of Ukraine.

9.2. Amendments to the Contract are made only in writing in the form of annexes signed by the Parties.

9.3. If any provision of the Contract shall be deemed invalid in procedures set forth by applicable legislation, the remainder of the Contract shall continue in effect and the invalid provision shall be replaced upon the consent of the Parties with other provisions as close as possible to the intent and effect of the original provision.

9.4. The Contract contains all agreements of the Parties and any prior agreements, results of discussions or negotiations, written or oral, shall have no legal force.

9.5. This Contract has been executed in two (2) copies in both English and Ukrainian, one to be retained by each of the Parties. Both copies have

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     equal legal force.

9.6. In the event that there is a difference between the English and Ukrainian texts of the Contract, the English text shall be used for the purpose of interpretation of the Contract.

10.  LEGAL ADDRESSES, BANKING REQUISITES AND SIGNATURES OF THE 11. PARTIES

THE BUYER:

LATERAL VECTOR RESOURCES INC.
C/O Cox Hanson O'Reilly Matheson
400 Phoenix Square
371 Queen Street
Fredricton
New Brunswick E3B 4Y4
Copy by fax to: Lateral Vector Resources Inc.
Guernsey Office Fax No+44 1481 729982

Authorized person:

Name: Vincent McDonnell
Title: Chief Commercial Officer

Signature: /s/ Vincent McDonnell
          -------------------------------------
          Seal

[Corporate Seal of Lateral Vector Resources Inc.]

THE SELLER:

NORTHERN INDUSTRIAL DEVELOPMENT LTD.
Rocky Dale Rombs, 9515-97 Street
Morinville
Alberta
Canada T8R 1H4

Authorized person:
Name: Mr. Rocky Rombs
Title: President

Signature: /s/ Rocky Rombs
          -------------------------------------
          Seal

[Corporate Seal of Northern Industrial Development LTD.]



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                        RESOLUTIONS OF THE SOLE DIRECTOR

                                       OF

                         LATERAL VECTOR RESOURCES INC.


The undersigned, being the sole director of LATERAL VECTOR RESOURCES INC. (the "Corporation"), with its registered office c/o Cox Hanson O'Reilly Matheson, 400 Phoenix Square, 371 Queen Street, Fredricton, New Brunswick E3B 4Y4, Canada, and being entitled to vote on the resolutions hereinafter set forth as if the same had been submitted at a meeting of the director of the Corporation duly called and held for the purpose of acting on such resolutions, does hereby resolve, in lieu of a meeting of the director of the Corporation, as follows:

APPROVAL OF SALE AND PURCHASE AGREEMENT AND APPOINTMENT OF SIGNATORY

WHEREAS the Corporation proposes to enter into a Sale and Purchase Agreement with Northern Industrial Development Inc (a draft of which is attached hereto and initialed for the purposes of identification)(the "Agreement") which provides for acquisition of the 15% of the Charter Fund in the Ukrainian Company IPEC not already owned by the Corporation for a total consideration of $50,000.

AND WHEREAS the Agreement is in the best commercial interests of the Corporation;

RESOLVED THAT the Agreement be and is hereby approved and that Mr Vincent McDonnell (the Chief Commercial Officer of the Corporation) be authorised to negotiate and finalise the terms of the Agreement and all documentation ancillary thereto as he, in his absolute discretion, think fit and that Mr Vincent McDonnell be authorised to execute the Agreement and all documentation ancillary thereto on behalf of the Corporation.

Each and every one of the foregoing resolutions are enacted as of this 23rd day of July, 2002.

                                  /s/ Dr. David Robson       [Corporate Seal]
                                 ----------------------------[of Lateral Vector]
                                 Dr. David Robson            [Resources Inc.]